UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2017

(Exact name of registrant as specified in its charter)

Commission file number:  1-33741

Delaware	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8222
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On March 2, 2017, the Compensation Committee of A. H. Belo Corporation (the Company) approved changes to the amount and composition of long-term incentive (“LTI”) compensation for four of its named executive officers:  Grant S. Moise, Katy Murray, Christine E. Larkin and Michael J. O’Hara.  For 2017, 33% of these four executives’ total long-term incentive compensation will be in the form of time-based restricted stock units (“TBRSUs”) under the Company’s 2008 Incentive Compensation Plan (“ICP”) and 67% in the form of time-based cash outside of the ICP (“LTCI”). Mr. Moroney will continue to be granted 50% of his total long-term incentive compensation amount in the form of TBRSUs under the ICP and 50% in the form of time-based cash outside of the ICP. The TBRSU equity compensation and LTCI compensation structure is intended to accomplish several objectives, including: (1) managing share usage and dilution to acceptable levels; (2) aligning the interests of executives with those of shareholders; (3) providing retention to key executives over a multi-year period; (4) enhancing the Company’s ability to recruit executives who can further diversify sources of revenue and grow EBITDA; and (5) ensuring that the total expense incurred is consistent with the value delivered to executives.  For 2017, the Compensation Committee approved the following amounts of LTCI compensation to its named executive officers:

Name	2016 LTCI	2017 LTCI	$ Increase
James M. Moroney III	$487,500	$487,500	-
Katy Murray	$75,000	$150,000	$75,000
Grant S. Moise	$50,000	$200,000	$150,000
Christine E. Larkin	$50,000	$100,000	$50,000
Michael J. O’Hara	$37,500	$75,000	$37,500

The TBRSUs granted to each of the Company’s named executive officers on March 2, 2017 are as follows:

Name	2017 TBRSUs	$ Value on Date of Grant
James M. Moroney III	78,000	$487,500
Katy Murray	12,000	$75,000
Grant S. Moise	16,000	$100,000
Christine E. Larkin	8,000	$50,000
Michael J. O’Hara	6,000	$37,500

The terms and conditions of the vesting of the TBRSU awards are substantially the same as prior year grants.  These TBRSUs vest at the rate of 40% at the end of year one, and 30% at the end of each of years two and three, respectively.

On March 2, 2017, the Compensation Committee also approved increases in base salaries effective January 1, 2017 for Katy Murray, Christine E. Larkin and Michael J. O’Hara.  Mr. Moise previously received a base salary increase in connection with his promotion to Executive Vice President / General Manager, The Dallas Morning News, which was announced on February 11, 2017. The following are the 2017 base salaries compared to the 2016 base salaries for each of our named executive officers:

Name	2016 Base Salary	2017 Base Salary
James M. Moroney III	$600,000	$600,000
Grant S. Moise	$325,000	$475,000
Katy Murray	$300,000	$325,000
Christine E. Larkin	$285,000	$300,000
Michael J. O’Hara	$275,000	$300,000

In addition, the Company’s executive officers will be eligible to receive cash incentive bonuses under the ICP, expressed as a percentage of base salary:  Jim Moroney – 85%; Grant Moise- 70%; Katy Murray – 40%; Christine Larkin – 35% and Michael O’Hara – 35%.   With the exception of Mr. Moise, whose percentage increased from 55% to 70% in 2017, the percentages for the named executive officers remained at 2016 levels.  One-half of the cash incentive bonus opportunity will be based upon financial performance metrics, and one-half on individual objectives.  For 2017, the financial performance metrics will be weighted as follows: (i) 40% against publishing revenue and EBITDA, split 50% on revenue and 50% on EBITDA; (ii) 40% against marketing services and other revenue and EBITDA, split 50% on revenue and 50% on EBITDA; and (iii) 20% against consolidated EBITDA. Threshold, target and maximum performance and payout ranges for the revenue components are 95%, 100%, and 105%, respectively, for performance and 10%, 100%, and 200%, respectively, for payout. Threshold, target and maximum performance and payout ranges for the EBITDA components are 85%, 100%, and 115%, respectively, for performance and 10%, 100%, and 200%, respectively, for payout.  Individual objectives are comprised of individual performance metrics, based on a point system allocated to each objective which includes threshold, target and maximum performance and payout ranges for each objective of 50%, 100%, and 150%, respectively. Payouts of any bonuses to the executive officers under the 2017 annual cash incentive program will require the Company’s overall achievement of at least 70% of target consolidated EBITDA.

On March 2, 2017, the Compensation Committee approved, and the Company entered into, a five-year Employment Agreement with Timothy M. Storer (the “Employment Agreement”) in connection with the Company’s acquisition of the remaining 20% interest in DMV Digital Holdings, Inc. that it did not previously own, which resulted in a payment to Mr. Storer of $5.34 million for his interest in DMV Holdings, Inc.  Mr. Storer, in addition to his current responsibilities over Distribion, Inc., Vertical Nerve, Inc. and CDFX, LLC (MarketingFX, together with Distribion and Vertical Nerve, “DMV”), will expand the scope of his responsibilities to include oversight over several of the Company’s other marketing services companies, including Speakeasy, and Connect (together with DMV, the “DMV Portfolio Companies”).   Mr. Storer will serve as President of the DMV Portfolio Companies, and also became a member of the Company’s Management Committee.   In connection with his appointment, Mr. Storer will receive a compensation package that consists of a base salary of $450,000, with a target bonus opportunity set at $300,000, or approximately 67% of his base salary.  Mr. Storer will be eligible for an annual 2.5% increase in base salary each year after the first year of his five-year employment contract provided that the DMV Portfolio Companies achieve 85% or more of their prior year consolidated adjusted EBITDA target. Mr. Storer, 43, has served as the chief executive officer of the DMV Holdings since January 2, 2015, the date on which a majority interest in Distribion, Vertical Nerve and MarketingFX was acquired by the Company.  Prior to such time, Mr. Storer served as the chief executive officer of Distribion and the chairman of MarketingFX from January 2009 until January 2015, and as the chairman of Vertical Nerve from January 2010 until January 2015.

Mr. Storer’s annual cash incentive bonus opportunity will be based upon financial performance metrics of the DMV Portfolio Companies.  For 2017, the financial performance metrics will be weighted as follows: (i) 50% against the consolidated adjusted EBITDA of the DMV Portfolio Companies; and (ii) 50% against the DMV Portfolio Companies’ total new contract value. Threshold, target and maximum performance and payout ranges for the consolidated adjusted EBITDA and TCV components are 85%, 100%, and 200%, respectively, for performance, and 50%, 100%, and 200%, respectively, for payout.

In addition, Mr. Storer will be entitled to receive equity compensation under the ICP.  On March 2, 2017, Mr. Storer was granted performance-based restricted stock units (PBRSUs) having an at-target value of $500,000.  The PBRSUs will be earned based on the DMV Portfolio Companies’ achievement level of consolidated adjusted EBITDA for 2017.  Provided Mr. Storer remains employed by the Company on the first anniversary date of the grant and the DMV Portfolio Companies’ consolidated adjusted EBITDA is at least 95% of the 2017 target, the PRBSUs will vest and be paid out 60% in shares of Series A Common Stock and 40% in cash.  The payout will be prorated for achievement between 95% and 100% of the DMV Portfolio Companies consolidated adjusted EBITDA, and is capped at 100% of target.  The form of award notice for Mr. Storer’s 2017 PBRSU grant is filed herewith as Exhibit 10.2, and incorporated herein by reference.

Under the Employment Agreement, Mr. Storer will be eligible to receive time-based restricted stock units (TBRSUs) in years 2018 through 2021 with an annual at-target value of $500,000 per grant, provided that (1) Mr. Storer remains employed by the Company, and (2) the DMV Portfolio Companies’ prior year consolidated adjusted EBITDA was at least 95% of target.  Earned amounts are prorated between 95% and 100% achievement, and are capped at 100% of target.  The TBRSUs, if earned, will vest over a period of three years (40/30/30) and payout 60% in shares of Series A Common Stock and 40% in cash.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1Timothy M. Storer Employment Agreement

10.2Timothy M. Storer 2017 PBRSU Award Notice

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 6, 2017	A. H. BELO CORPORATION

	By:	/s/ Christine E. Larkin
Christine E. Larkin
Senior Vice President/General Counsel &
Secretary

EXHIBIT INDEX

10.1Timothy M. Storer Employment Agreement

10.2Timothy M. Storer 2017 PBRSU Award Notice